TRUSTCO
Bank Corp NY	Exhibit 99(a)

TRUSTCO BANK CORP NY

CHARTER

COMPENSATION COMMITTEE

As Approved by the Board of Directors on December 15, 2009

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of TrustCo Bank Corp NY (the “Company”) for the following purposes:

•	to provide assistance to the Board in reviewing the compensation of the Board of Directors and the senior executive officers, including the chief executive officer (“CEO”),

•
to enable the Company to attract and retain high quality leadership and to assure that the executive officers of the Company are compensated in a manner consistent with the compensation policies adopted by the Committee, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies.

The Committee will consist of not less than three members of the Board who are “independent,” as that term is defined in the rules applicable to companies listed on the NASDAQ Stock Market, and who satisfy any additional requirements that the Board deems appropriate. All Committee members must have, in the judgment of the Board, the experience, expertise and judgment necessary to make objective decisions on compensation matters and performance evaluations.

The Board will appoint the Committee members and the Committee’s Chairman (the “Committee Chairman”) annually based on the recommendations of the Company’s Nominating and Corporate Governance Committee. The Board may fill vacancies on the Committee and may remove a member from Committee membership at any time with or without cause.

The duties and responsibilities contained in this Charter are to be a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances, to the extent permitted by applicable law or NASDAQ Stock Market rules. Further, the Committee’s policies and procedures should remain flexible in order to permit the Committee, the Board and the Company to best react to changing events and circumstances and to ensure that the Company’s executive compensation practices, and employee compensation practices generally, are in accordance with all regulatory requirements and are of high quality.

Duties and Responsibilities

The Committee will perform the following functions for the Company and such other duties and responsibilities delegated to it by the Board, at such time or times as the Committee shall determine (unless otherwise specified below):

Board and Executive Compensation and Benefits.

•
Develop, and periodically review and update, comparisons with respect to competitive levels of salary, cash incentive and equity compensation of the Company’s chief executive officer (“CEO”), and the other executive officers (collectively, the “Senior Officers”), based on comparative compensation information of peer group companies, internal pay equity considerations and advice of any

•	compensation consultants to the Committee (the “Committee Guidelines”) and such other criteria as the Committee deems relevant, in its discretion.

•	Review and approve compensation for the members of the Board and committees of the Board and fix the terms and awards of any stock compensation for members of the Board.

•
Review and approve corporate and individual goals and objectives including the annual budget process relevant to the total compensation of the CEO, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the total compensation (including perquisites) paid or provided to the CEO based on this evaluation, taking into account the Committee Guidelines, the recommendations of any consultants to the Committee, current and historical compensation information, and such other criteria as the Committee deems relevant, in its discretion.

•
Review and discuss with the CEO the performance of all Senior Officers (other than the CEO), and review the total compensation (including perquisites) paid or provided to such persons, taking into account the Committee Guidelines, the recommendations of any consultants to the Committee, the recommendations of the CEO, measures of corporate, business unit, and individual performance, current and historical compensation information, and such other criteria as the Committee deems relevant, in its discretion.

•	Make recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans.

•
Review and discuss with management the administration of all equity-based plans and material incentive compensation plans, and, in connection therewith, discharge, or delegate (as described below) any responsibilities imposed upon the Committee under these plans, including, but not limited to, approving or delegating (subject to compliance with applicable law and regulations) the approval of:

-	any plan amendment that is not subject to stockholder approval,

-	the grant of awards under any plan,

-	the terms and conditions of awards granted under any plan and

-	the payouts of awards under any plan.

•
In the discretion of the Committee or at the request of the Board, conduct annual reviews of the Company’s incentive compensation arrangements and practices to assess the extent to which such arrangements and practices encourage risk-taking behavior by participants and whether the level of encouragement of such risk-taking is appropriate under the circumstances and take or suggest any appropriate remedial actions.

•
Review, discuss, and approve the executive compensation disclosures in the Company’s annual proxy statement, including the “Compensation Discussion and Analysis” and the “Compensation Committee Report.”

•
Determine whether to recommend to the Board that the “Compensation Discussion and Analysis” be included in the Company’s annual proxy statement and its Annual Report on Form 10-K for the last fiscal year.

Employee Compensation and Benefits.

•	Review and evaluate the overall effectiveness of the Company’s employee compensation, benefits and welfare policies, plans, and programs.

Reporting.

•	Make regular reports to the Board.

•
Provide an annual report on executive compensation and any other disclosures, including any recommendation of the Committee to the Board, required by applicable SEC rules to be included in the Company’s annual proxy statement or Annual Report on Form 10-K for the last fiscal year.

•
In conjunction with the Nomination and Corporate Governance Committee conduct an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Committee Charter.

•	Review and reassess the adequacy of this Committee Charter on an annual basis and submit any recommended changes to the Board for approval.

Committee Structure and Operations

Meetings. The Committee must meet at least two times per year or more frequently if circumstances dictate. A meeting of the Committee may be called by its chairman or any member. Actions may be taken by unanimous written consent as deemed necessary or appropriate by the Committee Chairman.

Minutes of each meeting shall be prepared by the chief human resources officer of the Company or such other person designated by the Committee Chairman, as Acting Secretary of the Committee. Minutes of its meetings will be approved by the Committee and maintained on its behalf. The Committee shall report its activities to the Board on a regular basis and make such recommendations as it deems necessary or appropriate.

The Committee may meet with the CEO, the chief human resources officer of the Company, other members of management, consultants or advisors as it may deem necessary or appropriate. The CEO shall not attend any part of any meeting where the CEO’s performance or compensation is discussed, unless specifically invited by the Committee.

Disclosure. The Board will publicly disclose this charter and any such amendments at the times and in the manner required by the Securities and Exchange Commission or any other regulatory body having authority over the Company, and in all events post such policy and amendments in accordance with applicable law.

Resources. The Committee will have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of any consultant in connection with any compensation and benefits matter (including the evaluation of CEO or executive officer compensation), as well as any special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate without seeking approval of the Board or management. Further, the Committee will have direct and unrestricted access to the Company’s management and non-management personnel and all corporate records.

In performing their responsibilities under this Charter, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	Officers or employees of the Company whom the Board members believe in good faith to be reliable and competent in the matters presented;

•	Other persons as to matters which the Board believes in good faith to be within the professional or expert competence of such person; or

•	Committees of the Board as to matters within such committees’ designated authority which committees the Board believes in good faith to merit confidence.

The Company must provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation of any advisers employed by the Committee and such ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Delegation of Authority. The Committee may, in its discretion and subject to the requirements of applicable law, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

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